Exhibit 99.1

Southern First Reports 2019 Financial Results

Greenville, South Carolina, January 28, 2020 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today announced its financial results for the three-month period and year ended December 31, 2019.

2019 Fourth Quarter Highlights
●	Net income improved to $7.2 million, a 24.5% increase over Q4 2018
●	Diluted EPS improved to $0.92 per share, a 22.7% increase over Q4 2018
●	Efficiency ratio of 51.9% for Q4 2019, compared to 56.3% for Q4 2018
●	Total loans increased 15.9% to $1.94 billion at Q4 2019, compared to $1.68 billion at Q4 2018
●	Total deposits increased 13.8% to $1.88 billion at Q4 2019, compared to $1.65 billion at Q4 2018
●	Total core deposits increased 15.5% to $1.66 billion at Q4 2019, compared to $1.43 billion at Q4 2018

“I am proud of our Southern First team and our accomplishments in 2019 with record earnings of $27.9 million and significant growth in both loans and core deposits,” stated Art Seaver, the Company’s Chief Executive Officer. “Our team continues to focus on building client relationships in each of our markets and providing a unique client experience.”

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2019	2019	2019	2019	2018
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$7,198	7,412	7,239	6,009	5,783
Earnings per common share, diluted	0.92	0.95	0.93	0.78	0.75
Total revenue(1)	21,136	21,675	20,629	18,812	18,473
Net interest margin (tax-equivalent)(2)	3.41%	3.36%	3.43%	3.52%	3.59%
Return on average assets(3)	1.32%	1.37%	1.43%	1.28%	1.24%
Return on average equity(3)	14.18%	15.20%	15.72%	13.74%	13.46%
Efficiency ratio(4)	51.92%	52.98%	55.11%	56.60%	56.25%
Noninterest expense to average assets (3)	2.01%	2.12%	2.24%	2.26%	2.23%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,943,525	1,838,427	1,809,355	1,733,964	1,677,332
Total deposits	1,876,124	1,899,295	1,854,008	1,758,235	1,648,136
Core deposits(6)	1,656,005	1,690,294	1,619,722	1,527,755	1,434,125
Total assets	2,267,195	2,201,626	2,116,044	2,014,426	1,900,614
Loans to deposits	103.59%	96.80%	97.59%	98.62%	101.77%
Holding Company Capital Ratios(7):
Total risk-based capital ratio	13.73%	13.63%	12.31%	12.43%	12.49%
Tier 1 risk-based capital ratio	11.63%	11.51%	11.40%	11.48%	11.53%
Leverage ratio	10.10%	9.82%	9.95%	10.17%	10.14%
Common equity tier 1 ratio(8)	10.94%	10.80%	10.67%	10.72%	10.73%
Tangible common equity(9)	9.08%	9.02%	8.97%	8.99%	9.15%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.30%	0.32%	0.27%	0.30%	0.31%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.08%	0.09%	0.03%	0.00%	0.11%
Allowance for loan losses as a percentage of loans(5)	0.86%	0.86%	0.89%	0.93%	0.94%
Allowance for loan losses as a percentage of nonaccrual loans	244.95%	225.50%	277.91%	265.35%	270.36%
[Footnotes to table located on page 6]

INCOME STATEMENTS - Unaudited

	Quarter Ended					Twelve months Ended
	Dec 31	Sept 30	June 30	Mar 31	Dec 31	Dec 31
(in thousands, except per share data)	2019	2019	2019	2019	2018	2019	2018
Interest income
Loans	$23,124	22,817	22,098	20,889	20,405	88,928	73,718
Investment securities	438	576	539	549	517	2,102	1,801
Federal funds sold	334	663	451	174	157	1,622	1,138
Total interest income	23,896	24,056	23,088	21,612	21,079	92,652	76,657
Interest expense
Deposits	5,771	6,409	6,175	5,375	4,645	23,730	14,836
Borrowings	492	368	374	419	437	1,653	1,669
Total interest expense	6,263	6,777	6,549	5,794	5,082	25,383	16,505
Net interest income	17,633	17,279	16,539	15,818	15,997	67,269	60,152
Provision for loan losses	1,050	650	300	300	600	2,300	1,900
Net interest income after provision for loan losses	16,583	16,629	16,239	15,518	15,397	64,969	58,252
Noninterest income
Mortgage banking income	2,181	3,055	2,830	1,857	1,233	9,923	5,544
Service fees on deposit accounts	260	271	265	265	271	1,061	1,040
ATM and debit card income	441	464	443	380	404	1,728	1,490
Income from bank owned life insurance	281	282	222	216	217	1,001	879
Gain on sale of securities, net	719	2	3	3	-	727	-
Loss on extinguishment of debt	(1,496)	-	-	-	-	(1,496)	-
Other income	1,117	322	327	273	351	2,039	1,248
Total noninterest income	3,503	4,396	4,090	2,994	2,476	14,983	10,201
Noninterest expense
Compensation and benefits	7,175	7,668	7,399	6,783	6,753	29,025	25,561
Occupancy	1,429	1,416	1,343	1,339	1,286	5,527	5,049
Outside service and data processing costs	1,109	1,073	1,045	960	902	4,187	3,302
Insurance	70	145	280	318	298	813	1,284
Professional fees	447	399	414	439	365	1,699	1,574
Marketing	208	237	236	260	204	941	856
Other	535	546	651	549	583	2,281	2,137
Total noninterest expenses	10,973	11,484	11,368	10,648	10,391	44,473	39,763
Income before provision for income taxes	9,113	9,541	8,961	7,864	7,482	35,479	28,690
Income tax expense	1,915	2,129	1,722	1,855	1,699	7,621	6,401
Net income available to common shareholders	$7,198	7,412	7,239	6,009	5,783	27,858	22,289

Earnings per common share – Basic	$0.94	0.98	0.97	0.81	0.78	3.70	3.02
Earnings per common share – Diluted	0.92	0.95	0.93	0.78	0.75	3.58	2.88
Basic weighted average common shares	7,608	7,548	7,496	7,459	7,428	7,528	7,384
Diluted weighted average common shares	7,811	7,781	7,756	7,742	7,726	7,773	7,737

Net income for the fourth quarter of 2019 was $7.2 million, a 24.5% increase over the fourth quarter of 2018. For the twelve months ended December 31, 2019, net income was $27.9 million, an increase of 25.0% over the twelve months ended December 31, 2018. Net interest income increased 10.2% for the fourth quarter of 2019 compared to the fourth quarter of 2018 and 11.8% for the year ended 2019 as compared to the year ended 2018. The increase in net interest income was driven by growth in interest-earning assets, partially offset by growth in interest-bearing deposits.

Noninterest income increased $1.0 million, or 41.5%, during the three months ended December 31, 2019 compared to the three months ended December 31, 2018, and increased $4.8 million, or 46.9%, for the twelve months ended December 31, 2019 compared to the twelve months ended December 31, 2018. The increase for both the three- and twelve-month periods was driven by higher mortgage banking income as a result of additional mortgage executives and the favorable mortgage rate environment. In addition, during the fourth quarter of 2019 we sold our Health Savings Account (“HSA”) deposit accounts, totaling $6.2 million, and recognized a gain of $745,000 which is included in other noninterest income. We also sold $30.3 million of investment securities for a gain of $718,000 and paid off $25.0 million of Federal Home Loan Bank (“FHLB”) advances, incurring a prepayment penalty of $1.5 million in the fourth quarter of 2019.

Noninterest expense increased $582 thousand, or 5.6%, for the fourth quarter of 2019 compared to the fourth quarter of 2018, and increased $4.7 million, or 11.8%, for the year ended 2019 compared to the year ended 2018. The increase in noninterest expense for both the three- and twelve-month periods related primarily to increases in compensation and benefits, occupancy, and data processing and related costs as we continue to expand our footprint in South Carolina, North Carolina, and Georgia. Included in noninterest expense are mortgage banking expenses of $1.7 million and $6.4 million for the three and twelve months ended December 31, 2019, respectively, and $942 thousand and $4.2 million for the three and twelve months ended December 31, 2018, respectively.

Our effective tax rate was 21.0% and 22.7% for the three-month periods ended December 31, 2019 and 2018, respectively, and 21.5% and 22.3% for the year ended December 31, 2019 and December 31, 2018, respectively.

NET INTEREST INCOME AND MARGIN - Unaudited

	For the Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate(3)	Balance	Expense	Rate(3)	Balance	Expense	Rate(3)
Interest-earning assets
Federal funds sold and interest-bearing deposits	$72,563	$334	1.83%	$111,169	$663	2.37%	$28,291	$157	2.20%
Investment securities, taxable	69,712	417	2.37%	83,183	538	2.57%	70,059	476	2.70%
Investment securities, nontaxable(2)	3,249	27	3.33%	5,097	51	3.94%	5,401	53	3.91%
Loans(10)	1,908,067	23,124	4.81%	1,840,450	22,817	4.92%	1,666,274	20,405	4.89%
Total interest-earning assets	2,053,591	23,902	4.62%	2,039,899	24,069	4.68%	1,770,025	21,091	4.73%
Noninterest-earning assets	115,686			109,395			80,204
Total assets	$2,169,277			$2,149,294			$1,850,229
Interest-bearing liabilities
NOW accounts	$221,248	169	0.30%	$215,125	159	0.29%	$228,042	86	0.15%
Savings & money market	927,734	3,799	1.62%	899,407	4,106	1.81%	722,720	2,767	1.52%
Time deposits	326,615	1,803	2.19%	374,200	2,144	2.27%	355,223	1,792	2.00%
Total interest-bearing deposits	1,475,597	5,771	1.55%	1,488,732	6,409	1.71%	1,305,985	4,645	1.41%
FHLB advances and other borrowings	6,420	46	2.78%	25,037	218	3.45%	35,063	284	3.21%
Subordinated debentures	35,896	446	4.93%	13,642	150	4.36%	13,403	153	4.53%
Total interest-bearing liabilities	1,517,913	6,263	1.64%	1,527,411	6,777	1.76%	1,354,451	5,082	1.49%
Noninterest-bearing liabilities	450,025			428,444			325,370
Shareholders’ equity	201,339			193,439			170,408
Total liabilities and shareholders’ equity	$2,169,277			$2,149,294			$1,850,229
Net interest spread			2.98%			2.92%			3.24%
Net interest income (tax equivalent) / margin		$17,639	3.41%		$17,292	3.36%		$16,009	3.59%
Less: tax-equivalent adjustment(2)		6			13			12
Net interest income		$17,633			$17,279			$15,997

Net interest income was $17.6 million for the fourth quarter of 2019, a $354,000 increase from the third quarter of 2019 and a $1.6 million increase from the fourth quarter of 2018. The increase in net interest income as compared to the third quarter of 2019 resulted primarily from the growth in our loan portfolio and lower costing deposit balances, partially offset by a reduction in cash and investment securities. Net interest income in comparison to the prior year quarter increased primarily due to loan growth but was partially offset by growth in interest-bearing deposits. Our net interest margin, on a tax-equivalent basis, was 3.41% for the fourth quarter of 2019, a five basis point increase from 3.36% for the third quarter of 2019 and an 18 basis point decrease from 3.59% for the fourth quarter of 2018. Our average interest-earning assets increased by $13.7 million during the fourth quarter of 2019 for interest income of $23.9 million, or a yield of 4.62%, while our average interest-bearing liabilities decreased by $9.5 million for interest expense of $6.3 million, or a cost of 1.64%. While our average loans grew by $67.6 million, our average federal funds sold and interest-bearing deposits decreased by $38.6 million, and our average investment securities decreased by $15.3 million during the fourth quarter, and the yield on interest-earning assets declined by six basis points from the third quarter of 2019. In addition, our average interest-bearing liabilities, which consist primarily of interest-bearing deposits, decreased by $9.5 million, and the total cost of funds declined 12 basis points in the fourth quarter of 2019. The decrease in average interest-bearing deposits was driven by an expected reduction in two large client deposit accounts.

BALANCE SHEETS - Unaudited

	Ending Balance
	December 31	September 30	June 30	March 31	December 31
(in thousands, except per share data)	2019	2019	2019	2019	2018
Assets
Cash and cash equivalents:
Cash and due from banks	$19,196	44,349	12,220	16,853	17,434
Federal funds sold	89,256	19,215	64,520	75,207	35,882
Interest-bearing deposits with banks	19,364	70,959	40,044	25,246	19,557
Total cash and cash equivalents	127,816	134,523	116,784	117,306	72,873
Investment securities:
Investment securities available for sale	67,694	89,427	75,252	73,300	74,905
Other investments	6,948	3,307	3,311	3,309	4,121
Total investment securities	74,642	92,734	78,563	76,609	79,026
Mortgage loans held for sale	27,046	40,630	24,509	9,393	9,241
Loans (5)	1,943,525	1,838,427	1,809,355	1,733,964	1,677,332
Less allowance for loan losses	(16,642)	(15,848)	(16,144)	(16,051)	(15,762)
Loans, net	1,926,883	1,822,579	1,793,211	1,717,913	1,661,570
Bank owned life insurance	40,011	39,730	39,448	34,226	34,010
Property and equipment, net	58,478	54,846	48,262	47,262	32,430
Deferred income taxes	4,275	8,970	7,049	3,877	4,020
Other assets	8,044	7,614	8,218	7,840	7,444
Total assets	$2,267,195	2,201,626	2,116,044	2,014,426	1,900,614
Liabilities
Deposits	$1,876,124	1,899,295	1,854,008	1,758,235	1,648,136
Federal Home Loan Bank advances	110,000	25,000	25,000	25,000	50,000
Subordinated debentures	35,890	35,887	13,403	13,403	13,403
Other liabilities	39,321	42,950	33,779	36,602	15,159
Total liabilities	2,061,335	2,003,132	1,926,190	1,833,240	1,726,698
Shareholders’ equity
Preferred stock - $.01 par value; 10,000,000 shares authorized	-	-	-	-	-
Common Stock - $.01 par value; 10,000,000 shares authorized	77	76	76	75	75
Nonvested restricted stock	(803)	(919)	(887)	(993)	(741)
Additional paid-in capital	106,152	105,378	104,354	103,600	102,625
Accumulated other comprehensive income (loss)	(298)	424	188	(379)	(917)
Retained earnings	100,732	93,535	86,123	78,883	72,874
Total shareholders’ equity	205,860	198,494	189,854	181,186	173,916
Total liabilities and shareholders’ equity	$2,267,195	2,201,626	2,116,044	2,014,426	1,900,614
Common Stock
Book value per common share	$26.83	26.05	25.12	24.14	23.29
Stock price:
High	44.32	41.69	39.16	39.10	39.00
Low	37.94	36.27	33.97	31.63	30.26
Period end	42.49	39.85	39.16	33.87	32.07
Common shares outstanding	7,673	7,619	7,558	7,506	7,466

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2019	2019	2019	2019	2018
Nonperforming Assets
Commercial
Owner occupied RE	$-	-	-	-	-
Non-owner occupied RE	188	1,963	372	403	210
Construction	-	-	-	-	-
Commercial business	235	198	65	72	81
Consumer
Real estate	1,829	1,637	1,710	1,840	1,980
Home equity	431	467	442	1,249	1,006
Construction	-	-	-	-	-
Other	-	-	-	-	12
Nonaccruing troubled debt restructurings	4,111	2,763	3,220	2,485	2,541
Total nonaccrual loans	6,794	7,028	5,809	6,049	5,830
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$6,794	7,028	5,809	6,049	5,830
Nonperforming assets as a percentage of:
Total assets	0.30%	0.32%	0.27%	0.30%	0.31%
Total loans	0.35%	0.38%	0.32%	0.35%	0.35%
Accruing troubled debt restructurings	$5,219	5,791	6,935	6,839	6,742

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2019	2019	2019	2019	2018
Allowance for Loan Losses
Balance, beginning of period	$15,848	16,144	16,051	15,762	16,140
Loans charged-off	(275)	(963)	(237)	(41)	(987)
Recoveries of loans previously charged-off	19	17	30	30	9
Net loans charged-off	(256)	(946)	(207)	(11)	(978)
Provision for loan losses	1,050	650	300	300	600
Balance, end of period	$16,642	15,848	16,144	16,051	15,762
Allowance for loan losses to gross loans	0.86%	0.86%	0.89%	0.93%	0.94%
Allowance for loan losses to nonaccrual loans	244.95%	225.50%	277.91%	265.35%	270.36%
Net charge-offs to average loans QTD (annualized)	0.06%	0.21%	0.06%	0.00%	0.23%

Total nonperforming assets decreased by $234 thousand to $6.8 million, which represents 0.30% of total assets, a decrease of two basis points compared to September 30, 2019. The decrease in nonperforming assets was primarily a result of $1.5 million of nonaccrual loans removed or charged-off in the fourth quarter, partially offset by $1.3 million of loans added to nonaccrual status. The allowance for loan losses as a percentage of nonaccrual loans was 245.0% at December 31, 2019, compared to 225.5% at September 30, 2019 and 270.4% at December 31, 2018.

At December 31, 2019, the allowance for loan losses was $16.6 million, or 0.86% of total loans compared to $15.8 million, or 0.86% of total loans at September 30, 2019 and $15.8 million, or 0.94% of total loans at December 31, 2018. Net charge-offs were $256,000, or 0.06% on an annualized basis, for the fourth quarter of 2019 compared to $946,000, or 0.21% of net charge-offs, annualized, for the third quarter of 2019. Net charge-offs were $978,000 for the fourth quarter of 2018, or 0.23% on an annualized basis.

LOAN COMPOSITION - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2019	2019	2019	2019	2018
Commercial
Owner occupied RE	$407,851	392,896	390,727	386,256	367,018
Non-owner occupied RE	501,878	481,865	455,346	423,953	404,296
Construction	80,486	75,710	85,065	80,561	84,411
Business	308,123	290,154	292,564	281,502	272,980
Total commercial loans	1,298,338	1,240,625	1,223,702	1,172,272	1,128,705
Consumer
Real estate	398,245	346,512	342,100	330,538	320,943
Home equity	179,738	174,611	170,861	167,146	165,937
Construction	41,471	49,548	46,247	39,838	37,925
Other	25,733	27,131	26,445	24,170	23,822
Total consumer loans	645,187	597,802	585,653	561,692	548,627
Total gross loans, net of deferred fees	1,943,525	1,838,427	1,809,355	1,733,964	1,677,332
Less—allowance for loan losses	(16,642)	(15,848)	(16,144)	(16,051)	(15,762)
Total loans, net	$1,926,883	1,822,579	1,793,211	1,717,913	1,661,570

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2019	2019	2019	2019	2018
Non-interest bearing	$397,331	414,704	368,906	359,754	346,570
Interest bearing:
NOW accounts	228,680	230,676	229,109	211,613	186,795
Money market accounts	898,923	891,784	857,478	791,490	730,765
Savings	16,258	15,912	15,180	15,451	15,486
Time, less than $100,000	47,941	55,501	59,382	61,331	63,073
Time and out-of-market deposits, $100,000 and over	286,991	290,718	323,953	318,596	305,447
Total deposits	$1,876,124	1,899,295	1,854,008	1,758,235	1,648,136

ABOUT SOUTHERN FIRST BANCSHARES
Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 13 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has assets of approximately $2.3 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.
____________________

Footnotes to tables:
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized for the respective three-month period.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	December 31, 2019 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10)	Includes mortgage loans held for sale.

FORWARD-LOOKING STATEMENTS
Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING  864-679-9070

MEDIA CONTACT: ART SEAVER  864-679-9010

WEB SITE: www.southernfirst.com